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LBB & ASSOCIATES LTD., LLP *** CERTIFIED PUBLIC ACCOUNTANTS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated August 7, 2009, in this Post Effective Amendment No.2 to Form S-l of Xtreme Link, Inc. for the registration of shares of its common stock. We also consent to the reference to our firm under the caption "Experts" in such Registration Statement.

/s/ LBB & Associates Ltd., LLP

LBB & Associates Ltd., LLP
Houston, Texas
April 30, 2010